Exhibit 99.1

                  Gexa Energy Appoints New President

    HOUSTON--(BUSINESS WIRE)--Oct. 29, 2003--Gexa Energy Corp. (OTCBB:GEXC), a Texas retail electricity provider, announced today that James A. Burke, formerly Senior Vice President of Reliant Resources Inc., has been named as President and Chief Operating Officer of the Company. Mr. Burke has been with Reliant Resources Incorporated for 3 years, with his most recent position being Senior Vice President Retail Services Operations. Mr. Burke has an MBA degree in both finance and general management from Tulane University.
    Neil M. Leibman, Chairman and CEO, said, "We are very excited to have Jim Burke join our team. His experience in operations should be vital to Gexa as its customer base continues to grow and we look at new growth opportunities."
    About Gexa Energy: Gexa Energy is a Texas-based retail electric provider, which entered the market as deregulation began on Jan. 1, 2002. The Company offers residential and all size commercial customers in the Texas restructured retail energy market competitive prices, pricing choices and improved customer-friendly service.

    Forward-Looking Statements:

    Certain statements in this news release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.


    CONTACT: Gexa Energy, Houston
             Neil Leibman, 713-961-9399
             investors@gexaenergy.com
             www.gexaenergy.com